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Exhibit 21

Subsidiaries of Mandalay Resort Group ("MRG")

        Set forth below is information concerning MRG's subsidiaries and their respective ownership.

Name	Jurisdiction and Form	Percentage of Ownership
Circus Circus Casinos, Inc.(1)	Nevada corporation	100% MRG
Slots-A-Fun, Inc.(2)	Nevada corporation	100% MRG
Edgewater Hotel Corporation(3)	Nevada corporation	100% MRG
Colorado Belle Corp.(4)	Nevada corporation	100% MRG
New Castle Corp.(5)	Nevada corporation	100% MRG
Ramparts, Inc.(6)	Nevada corporation	100% MRG
Circus Circus Mississippi, Inc.(7)	Mississippi corporation	100% MRG
Mandalay Corp.(8)	Nevada corporation	100% MRG
Mandalay Development	Nevada corporation	100% MRG
Ramparts International ("RI")	Nevada corporation	100% MRG
Galleon, Inc.("GI")	Nevada corporation	100% MRG
M.S.E. Investments, Incorporated ("MSE")	Nevada corporation	100% MRG
Last Chance Investments, Incorporated ("LCI")	Nevada corporation	100% MRG
Goldstrike Investments, Incorporated ("GSI")	Nevada corporation	100% MRG
Diamond Gold, Inc. ("DGI")	Nevada corporation	100% MRG
Oasis Development Company, Inc. ("ODC")	Nevada corporation	100% MRG
Circus Circus Leasing, Inc.	Nevada corporation	78.7% MRG
Circus Circus Michigan, Inc.("CCM")	Michigan corporation	100% MRG
Go Vegas	Nevada corporation	100% MRG
MRG Vegas Portal, Inc. ("MRGV")	Nevada corporation	100% MRG
Mandalay Marketing and Events	Nevada corporation	100% MRG
Mandalay Place	Nevada corporation	100% MRG
Railroad Pass Investment Group ("RPIG")(9)	Nevada partnership	70% MSE 20% LCI 10% GSI
Jean Development Company ("JDC")(10)	Nevada partnership	40% MSE 40% LCI 20% GSI
Jean Development West ("JDW")(11)	Nevada partnership	40% MSE 40% LCI 12% GSI 8% DGI
Gold Strike Fuel Company	Nevada partnership	16-2/3% MSE 16-2/3% LCI 16-2/3% GSI 50% ODC
Jean Fuel Company West	Nevada partnership	40% MSE 40% LCI 12% GSI 8% ODC
Nevada Landing Partnership ("NLP")	Illinois partnership	40% MSE 40% LSI 5% GSI 15% DGI

Gold Strike L.V. ("GSLV")	Nevada partnership	52% MSE 39% LCI 6.5% GSI 2.5% DGI
Jean Development North ("JDN")	Nevada partnership	47.5% MSE 38.5% LCI 5% GSI 9% DGI
Other Interests:
Circus and Eldorado Joint Venture	Nevada partnership	50% GI
Detroit Entertainment, L.L.C.	Michigan limited liability company	53.5% CCM
Elgin Riverboat Resort	Illinois partnership	50% NLP
LasVegas.Com, LLC	Nevada limited liability company	50% MRGV
Victoria Partners	Nevada partnership	50% GSLV

(1)
Doing business as Circus Circus Hotel and Casino-Las Vegas and Circus Circus Hotel and Casino-Reno.

(2)
Doing business as Slots-A-Fun Casino.

(3)
Doing business as Edgewater Hotel and Casino.

(4)
Doing business as Colorado Belle Hotel and Casino.

(5)
Doing business as Excalibur Hotel and Casino.

(6)
Doing business as Luxor Hotel and Casino.

(7)
Doing business as Gold Strike Casino Resort.

(8)
Doing business as Mandalay Bay Resort and Casino

(9)
Doing business as Railroad Pass Hotel and Casino.

(10)
Doing business as Gold Strike Hotel and Gambling Hall.

(11)
Doing business as Nevada Landing Hotel and Casino.

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Subsidiaries of Mandalay Resort Group ("MRG")